Exhibit 11

                       Statement Regarding Computation of
                               Net Loss per Share
                      (In thousands, except per share data)



                                                                 Three Months Ended         Six Months Ended
                                                                    December 31,               December 31,
                                                                ---------------------     ---------------------
                                                                  2000         1999         2000         1999
                                                                --------     --------     --------     --------
Net loss from continuing operations                             $ (3,773)    $   (669)    $ (6,821)    $ (2,139)
                                                                ========     ========     ========     ========

Net income (loss)                                               $ (3,773)    $    111     $ (6,821)    $   (371)
                                                                ========     ========     ========     ========

Weighted average common shares outstanding-Basic                  15,674       14,933       15,513       14,956
                                                                ========     ========     ========     ========

Weighted average common shares outstanding-Fully diluted          15,674       16,228       15,513       14,956
                                                                ========     ========     ========     ========

Basic net loss per common share from continuing operations(1)   $   (.24)    $   (.04)    $   (.44)    $   (.14)
                                                                ========     ========     ========     ========

Basic and diluted net income (loss) per common share            $   (.24)    $    .01     $   (.44)    $   (.02)
                                                                ========     ========     ========     ========

(1) Basic and diluted net loss per common share are the same.